Amendment No. 1 to Agreement for Purchase and Sale of Stock


     This Amendment No. 1 ("Amendment") dated as of the 15th day of May 1998 is made by and between Advanced D.C. Holdings, Inc., a Delaware corporation ("Holdings"), William E. Rodgers, Joseph A. Silvaggio, Gerhard Dieroff and Werner Hermus (all of said individuals being hereinafter collectively referred to as the "Sellers"), and A.D.C.M. Holding Corp., a New York corporation ("Guarantor").

                                r e c i t a l s:

     Holdings and Sellers previously entered into a certain Agreement for Purchase and Sale of Stock dated as of the 9th day of April 1998 (the "Purchase Agreement") concerning the purchase and sale of stock of Advanced D.C. Motors Inc. ("ADCM") and companies related thereto (the "ADCM Affiliates"). Holdings and Sellers now agree that the Purchase Agreement should be amended to reflect revisions and modifications to certain provisions of the Purchase Agreement as a result of the parties' further discussions and review subsequent to April 9, 1998. Guarantor has agreed to guarantee the obligations of Sellers to Holdings under the Purchase Agreement as herein amended. Capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

     Now therefore, the parties hereby agree that the Purchase Agreement is amended as set forth below:

     1. The first paragraph of the Purchase Agreement is hereby amended to read as follows to correct typographical errors in the names of some of the ADCM Companies:

     "THIS AGREEMENT (this "Agreement"), dated as of the 9th day of April, 1998, is made by and among ADVANCED D.C. HOLDINGS, INC., a Delaware corporation ("Holdings"), WILLIAM E. RODGERS, JOSEPH A. SILVAGGIO, GERHARD

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DIEROFF and WERNER HERMUS (all of said individuals being hereinafter collectively referred to as the "Sellers"), such Sellers at Closing being the holders of all of the outstanding shares of capital stock of ADVANCED D.C. MOTORS INC., a New York corporation ("ADCM"), and such Sellers at Closing being the owners of all the outstanding shares of stock of the following affiliated corporations: D.C.M. Holding Corp., a New York corporation ("DCM Holdings"), Electric Vehicle Power Systems Inc., a New York corporation ("EVPS"), Sermed USA Inc., a Texas corporation ("Sermed USA"); Jencoil, Inc., a Texas corporation ("Jencoil"); Wessling Industries, Inc., a Texas corporation ("Wessling Industries"); Wessling Motors & Parts Inc., a Texas corporation ("WMP"); Electric Vehicle Components, Ltd., a New York corporation ("EVC (NY)") (collectively, the "ADCM Affiliates"), and such Sellers at Closing also being the indirect owners of certain outstanding shares of stock of the following subsidiaries of ADCM: Electric Vehicle Components Ltd., a California corporation and a 50% owned subsidiary of ADCM ("EVC (CA)"); Sermed S.A.R.L., a French limited liability company and a 99% owned subsidiary of ADCM ("Sermed"); Advanced DC Motors GmbH, a German limited liability company and a 90% owned subsidiary of ADCM and Sermed ("ADCM-Germany"); and R&A Machine Tool Corporation, a New York corporation and a 20% owned subsidiary of EVC (NY) ("R&A") (collectively, the "Partially-Owned Subsidiaries") (ADCM, the ADCM Affiliates and the Partially-Owned Subsidiaries herein collectively referred to as the "ADCM Companies" and individually as an "ADCM Company")."

     1. Attached hereto as Schedule A are Wire Transfer Instructions to which Sellers and Holdings have agreed as the method of satisfying Section 1.2(a) of the Purchase Agreement.

     2. Notwithstanding any other provision of Section 1.3 of the Purchase Agreement, ADCM and Jencoil have designated Sellers and/or Guarantor as their agents to make payment of certain liabilities as specified on Schedule A attached hereto. Sellers and Holdings have also agreed that $240,000 shall be

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held ("SBA Reserve Account") by ADCM to pay, after Closing, the Small Business
Administration ("SBA") Mortgage and SBA Equipment Loan ("SBA Obligations") specified in Exhibit 1.3 to the Purchase Agreement as Excluded Liabilities;
and that Holdings shall, after Closing, cause ADCM to pay such SBA Obligations from the SBA Reserve Account. If the SBA Reserve Account is not sufficient to pay the SBA Obligations, Sellers and/or Guarantor shall provide additional funds to Holdings. If the SBA Reserve Account is greater than the amount needed to pay the SBA Obligations, then Holdings shall promptly cause ADCM to pay any surplus to Sellers.

     3. Holdings hereby acknowledges that, in satisfaction of Sellers' obligations pursuant to Section 1.6 of the Purchase Agreement, Sellers shall generate, as of the Closing Date, a computer-generated schedule of all accounts and notes receivable (and the face amounts thereof) for the ADCM Companies which are outstanding as of the Closing Date and within 5 business days deliver such report to Holdings. Holdings agrees to accept such schedule after the Closing Date in satisfaction of Sellers' obligation under Section
1.6 of the Agreement to deliver such schedule at Closing.

     4.     Notwithstanding anything to the contrary in the second sentence of
Section 7.7(a) of the Purchase Agreement, Holdings hereby acknowledges that the ADCM Companies' net sales for the 12 months ended December 31, 1997 equalled $39,350,000 and Holdings hereby waives the requirement that such 1997 net sales for the ADCM Companies equal or exceed $39,800,000.

     5. Holdings hereby acknowledges that its due diligence review of the ADCM Companies and their business operations, prospects and assets has been completed to its satisfaction of Section 7.9 of the Purchase Agreement, except for matters relating to the failure to register the air emissions of the respective ADCM Companies in the states of New York and Texas (the "Air Emissions"). The Sellers agree to indemnify and hold harmless Holdings and the ADCM Companies from and against any and all costs and expenses (including

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the reasonable fees of attorneys and consultants) related to the Air
Emissions. Notwithstanding the foregoing, Holdings does not waive any of its other rights under the Purchase Agreement.

     6. Notwithstanding the third sentence of Section 7.10 of the Purchase Agreement (requiring ADCM and Otmar Ebenhoech to have terminated the Stockholders Agreement regarding EVC (CA)), Holdings acknowledges that this requirement has in all respects been satisfied by the execution and delivery to Holdings of the Amended Stockholders Agreement attached hereto as Schedule B.

     7. Holdings hereby waives receipt of Estoppel Certificates from the Lessors under the following leases as described on Exhibit 2.10(A) to the Purchase Agreement:

Lease No.               Landlord                 Premises

2                       Losurdo Food, Inc.       1 Success Drive
                                                 Rome, NY (R&A)

3                       DCM Holding              6268 E. Molloy Rd.

6                       DCM Holding              6402 Deere Rd.

10                      Xaver Pichler            Advanced D.C. Motors GmbH

11                      Town of Eternoz          Sermed S.A.R.L.

     8. The revised exhibits attached to this Amendment No. 1 as Schedule C are hereby added to and made a part of the exhibits to the Purchase Agreement.

     9. The Guarantor hereby unconditionally guarantees to Holdings the full and prompt performance and payment of all obligations owed Holdings by the Sellers under the Purchase Agreement. The Guarantor acknowledges that this guarantee is being provided to Holdings to induce Holdings to cause the cash portion of the Purchase Price to be wired to Guarantor instead of the Sellers.

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     Except as amended by the provisions set forth above, the Purchase
Agreement shall remain in full force and effect.

[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     In Witness Whereof the parties hereto have entered into this Amendment
No. 1 as of the date set forth above.


                                   ADVANCED D.C. HOLDINGS, INC.


                                   By:/s/ Joseph C. Linnen
                                        Joseph C. Linnen, Vice President


                                   SELLERS:


                                   /s/ Gerhard Dieroff
                                   Gerhard Dieroff


                                   /s/ Werner Hermus
                                   Werner Hermus


                                   /s/ William E. Rodgers
                                   William E. Rodgers


                                   /s/ Joseph A. Silvaggio
                                   Joseph A. Silvaggio



                                   A.D.C.M HOLDING CORP.


                                   By:  /s/ William E. Rodgers
                                        William E. Rodgers, President